                                                                   EXHIBIT 99.1

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
E&R Towing & Garage, Inc.
and Subsidiaries:

  We have audited the accompanying consolidated balance sheet of E&R Towing & Garage, Inc. and Subsidiaries (E&R) as of February 28, 1998, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of E&R management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of E&R Towing & Garage, Inc. and Subsidiaries as of February 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
August 7, 1998

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                          FEBRUARY
                                                            28,      JUNE 30,
                                                            1998       1998
                                                         ---------- -----------
                                                                    (UNAUDITED)
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $  256,971 $1,083,564
  Accounts receivable...................................    334,975    440,565
  Due from E.A.R. (note 10).............................    908,300    446,480
  Notes receivable......................................     57,653     46,402
  Due from officers (note 10)...........................    112,450        --
  Deferred tax (note 8).................................     89,833        --
  Prepaid expenses......................................     82,422     64,434
  Management fee receivable.............................        --     107,923
  Other receivables.....................................     10,274     13,210
                                                         ---------- ----------
Total current assets....................................  1,852,878  2,202,578
Property and equipment, net (note 5)....................  2,008,337  1,795,334
Notes receivable........................................     38,949     31,348
                                                         ---------- ----------
Total assets............................................ $3,900,164 $4,029,260
                                                         ========== ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 6)....... $  468,467 $  468,467
  Accounts payable......................................     52,914    110,886
  Deferred gain on the sale of fixed assets.............     59,105     59,105
  Accrued taxes.........................................    297,937    130,349
  Accrued payroll.......................................     62,095     62,600
  Other accrued expenses................................     45,501     15,339
                                                         ---------- ----------
Total current liabilities...............................    986,019    846,746
Long-term liabilities:
  Long-term debt, excluding current installments (note
   6)...................................................    481,179    322,590
  Deferred gain on the sale of fixed assets.............     36,880     17,179
  Deferred tax (note 8).................................    205,303    231,541
                                                         ---------- ----------
Total liabilities.......................................  1,709,381  1,418,056
                                                         ---------- ----------
Stockholders' equity:
  Common stock, no par value, stated value of $1,000.
   Authorized, issued, and outstanding 1,000 shares in
   1998.................................................      1,000      1,000
  Additional paid-in capital............................    159,273    159,273
  Retained earnings.....................................  2,030,510  2,450,931
                                                         ---------- ----------
Total stockholders' equity..............................  2,190,783  2,611,204
                                                         ---------- ----------
Total liabilities and stockholders' equity.............. $3,900,164 $4,029,260
                                                         ========== ==========

          See accompanying notes to consolidated financial statements.

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                               YEAR     FOUR-MONTHS  FOUR-MONTHS
                                              ENDED        ENDED        ENDED
                                           FEBRUARY 28,  JUNE 30,     JUNE 30,
                                               1998        1997         1998
                                           ------------ -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
Net revenue...............................  $8,527,599  $2,766,519   $2,928,821
Cost of revenue...........................   5,193,019   1,465,810    1,645,115
                                            ----------  ----------   ----------
Gross profit..............................   3,334,580   1,300,709    1,283,706
Selling, general, and administrative
 expenses.................................   3,496,981     746,337      898,900
Management fee from affiliate (note 10)...    (646,378)   (215,460)    (237,200)
                                            ----------  ----------   ----------
Income from operations....................     483,977     769,832      622,006
                                            ----------  ----------   ----------
Other income (expense):
  Other...................................          63       3,851        1,213
  Interest income.........................      48,373         520       42,761
  Interest expense........................    (113,944)    (26,432)     (25,260)
  Gain on sale of assets..................      62,405       1,500       19,701
                                            ----------  ----------   ----------
Income before income taxes................     480,874     749,271      660,421
Income tax expense (note 8)...............    (187,539)   (275,000)    (240,000)
                                            ----------  ----------   ----------
Net income................................     293,335     474,271      420,421
Retained earnings at beginning of period..   1,737,175   1,737,175    2,030,510
                                            ----------  ----------   ----------
Retained earnings at end of period........  $2,030,510  $2,211,446   $2,450,931
                                            ==========  ==========   ==========


          See accompanying notes to consolidated financial statements.

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOUR-MONTHS
                                               YEAR ENDED    ENDED JUNE 30
                                              FEBRUARY 28, -------------------
                                                  1998       1997      1998
                                              ------------ --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income..................................   $293,335    474,271    420,421
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation...............................    644,618    209,580    224,709
  Gains from sale of property and equipment..    (62,405)    (1,500)   (19,701)
  Deferred income taxes......................    115,470    115,470    116,071
  Changes in operating assets and
   liabilities:
   (Increase) decrease in accounts
    receivable...............................   (389,762)  (310,786)   356,230
   (Increase) decrease in notes receivable...    (96,601)       --      18,852
   Decrease in due from officers.............      4,000     20,000    112,450
   (Increase) decrease in prepaid expenses...    (14,022)    15,558     17,988
   Increase in management fee receivable.....        --    (108,675)  (107,923)
   Decrease (increase) in other receivables..     10,644     (3,542)    (2,936)
   Increase in accounts payable..............     20,703     56,510     57,972
   Increase in accrued payroll...............      4,129        634        505
   Increase (decrease) in other accrued
    expenses.................................      7,833     27,152    (30,162)
   Increase (decrease) in income taxes
    payable..................................    182,240     50,037   (167,588)
                                                --------   --------  ---------
Net cash provided by operating activities....    720,182    544,709    996,888
                                                --------   --------  ---------
Cash flows from investing activities:
 Purchases of property and equipment.........   (661,312)    (5,780)   (11,706)
 Proceeds from sale of property and
  equipment..................................    163,711      1,500        --
 Proceeds from sale of subsidiary............    293,006        --         --
                                                --------   --------  ---------
Net cash used in investing activities........   (204,595)    (4,280)   (11,706)
                                                --------   --------  ---------
Cash flows from financing activities:
 Net decrease in borrowings under line of
  credit.....................................   (250,000)  (250,000)       --
 Principal payments on long-term debt........   (622,713)  (206,412)  (158,589)
 Additional borrowings on long-term debt.....    544,607        --         --
                                                --------   --------  ---------
Net cash used in financing activities........   (328,106)  (456,412)  (158,589)
                                                --------   --------  ---------
Net increase in cash and cash equivalents....    187,481     84,017    826,593
Cash and cash equivalents at beginning of
 period......................................     69,490     69,490    256,971
                                                --------   --------  ---------
Cash and cash equivalents at end of period...   $256,971    153,507  1,083,564
                                                ========   ========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest...................................   $113,944     26,432     25,261
  Income taxes...............................     41,650     14,920     62,165

          See accompanying notes to consolidated financial statements.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 28, 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  E&R Towing & Garage, Inc. and its two wholly owned subsidiaries, E&R Auto, Inc. and E&R Transport, Inc., (collectively referred to herein as E&R or the Company) were founded in 1978, 1988, and 1989, respectively. E&R also had a 55% owned subsidiary which was sold during February, 1998. E&R's primary business is towing vehicles for commercial entities. E&R Towing & Garage, Inc. (Towing) and E&R Auto, Inc. (Auto) operate primarily in Chicago and Chicago suburbs. E&R Transport, Inc. (Transport) operates primarily in New Jersey. E&R owns and operates approximately 70 vehicles.

 (b) Principles of Consolidation

  All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the financial statements include all costs of doing business.

 (c) Revenue Recognition

  E&R's revenue is derived from customers who require a towing service. Revenue is recognized at the completion of each towing engagement. Expenses related to the generation of revenue are recognized as incurred.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, E&R provides for depreciation of property and equipment over the following estimated useful lives:

       Transportation and towing equipment............................   5 years
       Leasehold improvements.........................................   5 years
       Furniture and fixtures.........................................   7 years
       Computers and communications equipment......................... 5-7 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to E&R on bank loans with similar terms and maturities, the fair value of E&R's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

 (g) Use of Estimates

  Management of E&R has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Unaudited Interim Financial Statements

  In the opinion of the Company's management, the interim financial statements as of June 30, 1998 and for the four month periods ended June 30, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, that are necessary for the fair presentation of the Company's financial position at June 30, 1998 and its results of operations and cash flows for the interim periods presented. The results for the four months ended June 30, 1998 are not necessarily indicative of the results expected for the entire year.

(2) CASH AND CASH EQUIVALENTS

  Cash and cash equivalents of $256,971 at February 28, 1998 consist of bank accounts and short-term investments with an initial term of less than three months. For purposes of the statement of cash flows, E&R considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(3) INVESTMENT IN S.U.P.

  The Company had a 55% owned subsidiary, Summit-U-Pick-A-Part (S.U.P.), a junkyard. During the year ended February 28, 1998 the Company sold its ownership in this subsidiary for the amount of its investment. No gain or loss was incurred upon the sale. At February 28, 1998, the carrying value of this investment was $-0-.

(4) ALLOWANCE FOR DOUBTFUL ACCOUNTS

  During the year ended February 28, 1998, E&R had no write-offs of uncollectible accounts receivable. E&R has not recorded a provision for the allowance of doubtful accounts during the year because management believes all amounts are fully collectible.

(5) PROPERTY AND EQUIPMENT

  Property and equipment at February 28, 1998 consist of the following:

   Transportation and towing equipment.............................. $3,955,717
   Leasehold improvements...........................................    188,902
   Furniture and fixtures...........................................    114,913
   Computers and communications equipment...........................    225,830
                                                                     ----------
   Total............................................................  4,485,362
   Less accumulated depreciation....................................  2,477,025
                                                                     ----------
                                                                     $2,008,337
                                                                     ==========

  Depreciation of property and equipment in the year ended February 28, 1998 totaled $644,618.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

(6) INDEBTEDNESS

  E&R's long-term debt consists of the following at February 28, 1998:

   Notes payable to Grand National Bank, payable in aggregate monthly installments of $33,280, including interest ranging from 9.25% to
    9.75%, maturing between December 5, 1998 and December 9, 2000.
    Secured by the equipment of the Company..........................  $623,328
   Notes payable to South Holland Bank, payable in aggregate monthly installments of $7,617, including interest at 8.98%, maturing between December 15, 2000 and December 20, 2001. Secured by the
    equipment of the Company.........................................   231,936
   Note payable to The Bank of New York, payable in monthly
    installments of $4,947, including interest at 9.5%, maturing
    December 10, 1999. Secured by equipment of the Company...........    94,382
                                                                       --------
   Total long-term debt..............................................   949,646
    Less installments due within one year............................   468,467
                                                                       --------
   Long-term debt, excluding current installments....................  $481,179
                                                                       ========

  Annual maturities of long-term debt for the next three years are as follows:

   February 28:
     1999.............................................................. $468,467
     2000..............................................................  329,468
     2001..............................................................  151,711
                                                                        --------
                                                                        $949,646
                                                                        ========

(7) LEASES

  E&R leases three buildings and one plot of land used for its separate operations under annual lease agreements. These leases are classified as operating leases. The agreements provide for monthly rental payments totaling $13,673, of which $9,100 of these monthly rental payments are to related parties. E&R is responsible for all operating costs related to the properties.

  Total rent expense for the year ended February 28, 1998 was $164,072.

(8) INCOME TAXES

  Income tax expense for the year ended February 28, 1998 consists of:

   Current:
     Federal........................................................... $ 55,569
     State.............................................................   16,500
                                                                        --------
                                                                          72,069
   Deferred............................................................  115,470
                                                                        --------
                                                                        $187,539
                                                                        ========

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

  The differences between the U.S. Federal statutory income tax rate and the Company's effective rate are:

   U.S. Federal statutory income tax rate................................ 35.00%
   State income taxes, net of Federal benefit............................  4.50
   Nondeductible expenses................................................ (0.50)
                                                                          -----
                                                                          39.00%
                                                                          =====

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

   Deferred tax assets:
     Accrued liabilities not yet deductible for tax purposes........ $ 105,023
                                                                     ---------
   Total deferred tax assets........................................   105,023
   Deferred tax liabilities:
     Property, plant, and equipment, due primarily to accelerated depreciation..................................................  (205,303)
     Notes receivable...............................................   (15,190)
                                                                     ---------
   Total deferred tax liabilities...................................  (220,493)
                                                                     ---------
   Net deferred tax liability....................................... $(115,470)
                                                                     =========

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not E&R will realize the benefits of these deductible differences. Therefore, no valuation allowance has been recorded against the deferred tax assets at February 28, 1998. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future income are reduced.

(9) CONCENTRATION OF BUSINESS RISKS

  Approximately $4.5 million or 53% of the Company's revenues were derived from a customer in the auto pound management industry who is also an affiliated company. Transactions with this company are discussed in note 10. Approximately $1.6 million or 19% of the Company's revenues were derived from a customer in the salvage industry.

(10) RELATED-PARTY TRANSACTIONS

  The Company and Environmental Auto Removal, Inc. (EAR) are related parties due to the majority shareholder of the Company holding an interest in EAR. Both Auto and Towing provide towing services for EAR and all revenues for Auto are derived from services provided to EAR. The cost of these services amounted to $2,879,475 for the year ended February 28, 1998. Accounts receivable from EAR totaled $908,300 at February 28, 1998.

  The Company also receives management fees from EAR for the performance of various administrative and managerial services. For the year ended February 28, 1998, the fees received by the Company for these services totaled $646,378 and are included in other income in the statement of operations and retained earnings.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

  During the year ended February 28, 1998, the Company paid approximately $109,200 in rent expense under a lease agreement for buildings owned by the majority shareholder of the Company. These agreements extend to October 1998 and are classified as operating leases.

  At February 28, 1998, the Company had net accounts receivable from two of the officers of the Company. These amounts are classified as current assets on the balance sheet and totaled $112,450 at February 28, 1998. The accounts bear interest at 10%. Due to the timing of activity in this account, only immaterial amounts of interest income were generated throughout the year ended February 28, 1998.

(11) SUBSEQUENT EVENT

  During 1998, the stockholders entered into a definitive agreement to sell E&R to United Road Services, Inc. The anticipated selling price of E&R exceeds its net assets as of February 28, 1998.

(12) CONTINGENT LIABILITIES

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from legal proceedings would not have a material effect on the financial position and results of operations of the Company.